EXHIBIT 23.2


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 13, 1998 on the financial statements of Karakuduk-Munay, Inc. in the Registration Statement (Form S-1 No. 33-00000) and the related Prospectus of Chaparral Resources, Inc. for the registration of 17,522,116 shares of its common stock.



                                                /s/Ernst & Young--Kazakhstan

Almaty, Kazakhstan
April 24, 1998